FOR IMMEDIATE RELEASE                                 July 3, 2019

Jefferies Announces Second Quarter 2019 Financial Results

New York, New York, July 3, 2019--Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three and six month periods ended May 31, 2019.

Highlights for the three months ended May 31, 2019:

•
Net income attributable to Jefferies Financial Group common shareholders of $671 million, or $2.14 per diluted share, including the impact of a nonrecurring tax benefit of $545 million; adjusted net income of $126 million[1], or $0.41 per diluted share[1]

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $155 million and net earnings of $110 million

◦	Total Net Revenues of $902 million

◦	Investment Banking Net Revenues of $448 million

◦	Total Equities and Fixed Income Net Revenues of $379 million

◦	Asset Management Revenues (before Allocated net interest2) of $53 million

•
Merchant Banking pre-tax income of $51 million, reflecting strong performance from National Beef and Vitesse, offset by mark-to-market unrealized decreases in the values of several of our investments in public companies

•	Repurchase of 7.8 million shares for $150 million, or an average price of $19.33 per share

•	$336 million (based on July 2 closing stock price) remaining to be purchased under previously authorized share buyback

•	Jefferies Financial Group had parent company liquidity of $1.3 billion at May 31, 2019

Highlights for the six months ended May 31, 2019:

•
Net income attributable to Jefferies Financial Group common shareholders of $716 million, or $2.25 per diluted share, including the impact of a nonrecurring tax benefit of $545 million; adjusted net income of $171 million[1], or $0.54 per diluted share[1]

•	Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $218 million and net earnings of $156 million

◦	Total Net Revenues of $1,588 million

◦	Investment Banking Net Revenues of $726 million, below-normal due to the impact of market conditions in December and the shutdown of the U.S. Government in December and January

◦	Total Equities and Fixed Income Net Revenues of $751 million

◦	Asset Management Revenues (before Allocated net interest2) of $92 million

•
Merchant Banking pre-tax income of $71 million, reflecting strong performance from National Beef and Vitesse, offset by mark-to-market unrealized decreases in the values of several of our investments in public companies

•	Repurchase of 17.4 million shares for $344 million, or an average price of $19.86 per share

Rich Handler, our CEO, and Brian Friedman, our President, said:

"Jefferies Group, our financial services business, produced solid and promising performance in the second quarter in Investment Banking, Capital Markets and Asset Management. Overall Investment Banking results returned to more normal levels, although our Investment Banking advisory revenues were held back by the lag effect resulting from capital markets conditions in December and the U.S. government shutdown in December and January.  We continue to take market share in our Equities business and posted solid results in our Fixed Income business on the back of strength in our credit businesses.  Good results for the second quarter and first half of the year in our Asset

Management business suggest we are making continued progress toward building this business. Return on equity for Jefferies Group was 7.1% and return on tangible equity3 was 10.2%.

"In the third quarter, we believe Investment Banking will continue to deliver solid results (subject to market conditions), as our transaction backlog is robust and we are seeing positive trends in both the M&A and leveraged finance markets. Additionally, we are optimistic regarding the increasing productivity of managing directors we hired during the last several years.  In particular, we are expecting Investment Banking revenue growth in both the U.S. and Europe from a large number of our recently hired coverage managing directors in our Industrials, Technology and Consumer groups, as they continue to gain traction. We currently have 865 investment banking professionals globally, of which 212 are managing directors. The quality of our brand, human capital and market position has never been stronger.

"In Equities, we are realizing market share gains globally driven by our innovative electronic trading capabilities. We are also experiencing strong momentum in our prime services platform, with continued opportunity to grow our market share with emerging hedge fund managers.  In addition, we are currently working to expand our Equities footprint by hiring additional capable research, sales and trading professionals, particularly in Japan, Hong Kong and Australia.

"In Fixed Income, we continue to heighten our focus and effort. We have just elevated Rob Lynn to become our Global Head of Fixed Income Sales and asked Jon Bass to lead our Fixed Income Senior Relationship coverage of our priority and focus clients.  With Fred Jallot joining Jefferies earlier this year as Head of European Fixed Income in London, we are seeking to align more closely our European Fixed Income effort with our U.S. business, emphasizing the high yield, distressed and emerging markets areas, as well as structured credit.  We recently combined our macro businesses across Fixed Income and Equities into a Cross Asset Macro unit under the leadership of Pete Seccia. Layla Royer and Andrew Lynch will co-lead the Macro distribution effort.

"Solid returns in our Asset Management businesses during the second quarter were driven by our two multi-manager platforms (Weiss and Schonfeld), as well as our European long-short and our energy-focused strategies.  We announced the launch of an investment platform with Craig Schortzmann and Sean Gallary to acquire stakes in general partners of hedge funds and private equity firms.  During the period, we also partnered with Ross Berger, an experienced executive, to launch a trade finance asset manager, and are onboarding this week an experienced team in energy and energy-related ESG strategies.  We also continued to add to our Asset Management marketing efforts, hiring a new Head of EMEA and a Head of Consultant Relations.  Over the first six months of this fiscal year, Asset Management generated revenues of $92 million (before allocated net interest2) on our allocated capital of about $1 billion. We believe that these results represent a solid foundation on which we can continue to build and that our long-term opportunity is driven by the combination of excellent investment management capability, strong marketing, and a high quality and scalable operating platform.

"Our Merchant Banking portfolio had a carrying value of $3.4 billion at May 31, 2019. We estimate its fair market value4 at May 31, 2019 was $4.4 billion, or $1.0 billion more than its carrying value. We are focused on driving higher the return on tangible equity in our core business, as well as continuing to re-deploy capital and cash flow from operations and our merchant banking portfolio into businesses yielding more consistent earnings streams.

"During the second quarter, we repurchased 7.8 million shares for $150 million, or an average price of $19.33 per share. So far this fiscal year, we have repurchased 17.4 million Jefferies shares for $344 million, or an average of $19.86 per share.  Since January 1, 2018, we have repurchased an aggregate of 67 million shares at an average price of $22.08 per share. Combining share buybacks with the dividends paid from January 1, 2018 through May 31, 2019, we returned to our shareholders an aggregate of $1.7 billion, or 17% of our common shareholders’ equity (23% of our tangible equity5) as of the beginning of this seventeen month period.  Our number of common shares outstanding declined by 18% from 356 million at January 1, 2018 to 291 million at May 31, 2019. Our fully diluted shares outstanding6 declined by 16% from 373 million at January 1, 2018 to 312 million at May 31, 2019. Even after these buybacks and continuing investment in our business, we ended the second quarter with parent company liquidity of $1.3 billion.

"We will consider repurchasing our shares whenever our stock price is at an attractive discount to intrinsic value, always keeping in mind our relationship with our bondholders and rating agencies. We are pleased to have been recently upgraded by Moody's. We are currently authorized to repurchase up to an additional $336 million (based on July 2 closing stock price) worth of shares, including the shares that were used to purchase the remaining 30% interest in HomeFed, which closed on July 1.

"During the second quarter, in connection with the closing of our corporate available for sale portfolio, we realized a non-cash tax benefit of $545 million. This tax benefit was generated primarily through activity during 2008-2010 and since then has remained an unrealized balance within equity until the liquidation of the portfolio. This realization did not impact total equity, as the increase in retained earnings was offset by a corresponding decrease in accumulated other comprehensive income."

* * * *

Amounts herein pertaining to May 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three and six month periods ended May 31, 2019 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC. Jefferies expects to file its Form 10-Q on or about July 9, 2019.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

For further information, please contact:

Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Peregrine C. Broadbent
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338

1
Jefferies Financial Group adjusted net income, a non-GAAP measure, is defined as Jefferies Financial Group's net income less AOCI nonrecurring tax benefit. Jefferies Financial Group adjusted diluted earnings per share, a non-GAAP measure, is defined as Jefferies Financial Group's diluted earnings per share less AOCI non-recurring tax benefit. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.

2
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on pages 10 and 11.

3
Return on tangible equity, a non-GAAP financial measure, equals Jefferies Group LLC's second quarter of 2019 annualized net earnings divided by tangible Jefferies Group LLC member's equity (a non-GAAP financial measure). Tangible Jefferies Group LLC member's equity of $4,326 million at February 28, 2019 is a non-GAAP measure and equals Jefferies Group LLC member's equity of $6,151 million less goodwill and identifiable intangible assets of $1,826 million.

4
The estimated fair value of our merchant banking portfolio is a non-GAAP measure and equals our merchant banking carrying value plus estimated fair value adjustments. Refer to schedule on page 14 for reconciliation to U.S. GAAP amounts.

5
Tangible equity of $7,643 million at December 31, 2017 is a non-GAAP measure and equals Jefferies Financial Group's common shareholders' equity of $10,106 million less Intangible assets, net and goodwill of $2,463 million.

6
Fully diluted shares outstanding, a non-GAAP measure, is defined as common shares outstanding plus restricted stock units and other diluted shares. Refer to schedule on page 15 for reconciliation to U.S. GAAP amounts.

Summary for Jefferies Financial Group Inc. and Subsidiaries
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	May 31, 2019	June 30, 2018	May 31, 2019	June 30, 2018

Net revenues	$1,101,657	$911,159	$1,930,100	$1,806,594

Income from continuing operations before income taxes and income related to associated companies	$161,309	$4,162	$183,313	$9,825
Income related to associated companies	22,170	33,353	49,483	65,453
Income from continuing operations before income taxes	183,479	37,515	232,796	75,278
Income tax provision (benefit)	(488,797)	9,598	(486,495)	(38,831)
Income from continuing operations	672,276	27,917	719,291	114,109
Income from discontinued operations, net of income tax provision of $0, $31,111, $0 and $47,045	—	77,106	—	130,063
Gain on disposal of discontinued operations, net of income tax provision of $0, $229,553, $0 and $229,553	—	643,921	—	643,921
Net income	672,276	748,944	719,291	888,093
Net (income) loss attributable to the noncontrolling interests	191	(136)	(875)	1,208
Net income attributable to the redeemable noncontrolling interests	(427)	(22,108)	(289)	(36,904)
Preferred stock dividends	(1,276)	(1,171)	(2,552)	(2,343)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$670,764	$725,529	$715,575	$850,054

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$2.17	$0.08	$2.29	$0.31
Income from discontinued operations	—	0.15	—	0.26
Gain on disposal of discontinued operations	—	1.82	—	1.79
Net income	$2.17	$2.05	$2.29	$2.36

Number of shares in calculation	307,010	352,049	311,108	359,237

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$2.14	$0.08	$2.25	$0.31
Income from discontinued operations	—	0.15	—	0.25
Gain on disposal of discontinued operations	—	1.80	—	1.77
Net income	$2.14	$2.03	$2.25	$2.33

Number of shares in calculation	312,527	356,075	317,736	362,685

A summary of results for the three months ended May 31, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$901,851	$187,324	$8,974	$—	$3,508	$1,101,657

Expenses:
Compensation and benefits	477,885	19,914	12,761	—	—	510,560
Cost of sales	—	80,415	—	—	—	80,415
Floor brokerage and clearing fees	62,474	—	—	—	(2,087)	60,387
Interest expense	—	8,372	—	14,766	—	23,138
Depreciation and amortization	18,968	16,951	867	—	—	36,786
Selling, general and other expenses	187,386	32,618	9,231	—	(173)	229,062
Total expenses	746,713	158,270	22,859	14,766	(2,260)	940,348
Income (loss) from continuing operations before income taxes and income related to associated companies	155,138	29,054	(13,885)	(14,766)	5,768	161,309
Income related to associated companies	—	22,170	—	—	—	22,170
Income (loss) from continuing operations before income taxes	$155,138	$51,224	$(13,885)	$(14,766)	$5,768	183,479
Income tax benefit from continuing operations						(488,797)
Net income						$672,276

A summary of results for the three months ended June 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$822,557	$86,417	$2,994	$—	$(809)	$911,159

Expenses:
Compensation and benefits	444,094	20,101	14,320	—	—	478,515
Cost of sales	—	90,690	—	—	—	90,690
Floor brokerage and clearing fees	46,244	—	—	—	(1,198)	45,046
Interest expense	—	9,529	—	14,750	—	24,279
Depreciation and amortization	17,288	13,740	877	—	—	31,905
Selling, general and other expenses	193,066	35,768	9,012	—	(1,284)	236,562
Total expenses	700,692	169,828	24,209	14,750	(2,482)	906,997
Income (loss) from continuing operations before income taxes and income related to associated companies	121,865	(83,411)	(21,215)	(14,750)	1,673	4,162
Income related to associated companies	—	33,353	—	—	—	33,353
Income (loss) from continuing operations before income taxes	$121,865	$(50,058)	$(21,215)	$(14,750)	$1,673	37,515
Income tax provision from continuing operations						9,598
Income from discontinued operations, net of income tax provision						77,106
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$748,944

A summary of results for the six months ended May 31, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,587,569	$323,662	$13,167	$—	$5,702	$1,930,100

Expenses:
Compensation and benefits	849,570	40,300	30,282	—	—	920,152
Cost of sales	—	147,336	—	—	—	147,336
Floor brokerage and clearing fees	114,451	—	—	—	(2,196)	112,255
Interest expense	—	16,628	—	29,528	—	46,156
Depreciation and amortization	36,630	32,368	1,722	—	—	70,720
Selling, general and other expenses	369,195	65,184	16,391	—	(602)	450,168
Total expenses	1,369,846	301,816	48,395	29,528	(2,798)	1,746,787
Income (loss) from continuing operations before income taxes and income related to associated companies	217,723	21,846	(35,228)	(29,528)	8,500	183,313
Income related to associated companies	—	49,483	—	—	—	49,483
Income (loss) from continuing operations before income taxes	$217,723	$71,329	$(35,228)	$(29,528)	$8,500	232,796
Income tax benefit from continuing operations						(486,495)
Net income						$719,291

A summary of results for the six months ended June 30, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$1,643,803	$160,318	$6,061	$—	$(3,588)	$1,806,594

Expenses:
Compensation and benefits	899,727	40,043	29,277	—	(873)	968,174
Cost of sales	—	172,625	—	—	—	172,625
Floor brokerage and clearing fees	90,063	—	—	—	(2,841)	87,222
Interest expense	—	16,281	—	29,496	—	45,777
Depreciation and amortization	33,654	24,664	1,747	—	—	60,065
Selling, general and other expenses	375,756	71,473	17,777	—	(2,100)	462,906
Total expenses	1,399,200	325,086	48,801	29,496	(5,814)	1,796,769
Income (loss) from continuing operations before income taxes and income related to associated companies	244,603	(164,768)	(42,740)	(29,496)	2,226	9,825
Income related to associated companies	—	65,453	—	—	—	65,453
Income (loss) from continuing operations before income taxes	$244,603	$(99,315)	$(42,740)	$(29,496)	$2,226	75,278
Income tax benefit from continuing operations						(38,831)
Income from discontinued operations, net of income tax provision						130,063
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$888,093

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 28, 2019 and Annual Report on Form 10-K for the year ended November 30, 2018. Amounts herein pertaining to May 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended May 31, 2019.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2019	February 28, 2019	May 31, 2018
Revenues:
Commissions and other fees	$159,773	$147,326	$158,104
Principal transactions	248,831	234,298	137,802
Investment banking	430,087	285,596	500,297
Asset management fees	4,550	6,669	6,016
Interest	418,451	360,975	307,327
Other	52,801	20,008	47,263
Total revenues	1,314,493	1,054,872	1,156,809
Interest expense	412,642	369,154	334,252
Net revenues	901,851	685,718	822,557

Non-interest expenses:
Compensation and benefits	477,885	371,685	444,094

Non-compensation expenses:
Floor brokerage and clearing fees	62,474	51,977	46,244
Technology and communications	81,645	79,170	76,381
Occupancy and equipment rental	29,748	28,539	24,993
Business development	36,349	30,555	42,393
Professional services	38,066	36,927	35,991
Underwriting costs	12,823	8,575	13,029
Other	7,723	15,705	17,567
Total non-compensation expenses	268,828	251,448	256,598
Total non-interest expenses	746,713	623,133	700,692
Earnings before income taxes	155,138	62,585	121,865
Income tax expense	45,319	16,220	23,857
Net earnings	109,819	46,365	98,008
Net earnings (loss) attributable to noncontrolling interests	(101)	384	4
Net earnings attributable to Jefferies Group LLC	$109,920	$45,981	$98,004

Pre-tax operating margin	17.2%	9.1%	14.8%
Effective tax rate	29.2%	25.9%	19.6%

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2019	May 31, 2018
Revenues:
Commissions and other fees	$307,099	$306,006
Principal transactions	483,129	355,275
Investment banking	715,683	940,288
Asset management fees	11,219	10,946
Interest	779,426	565,143
Other	72,809	65,746
Total revenues	2,369,365	2,243,404
Interest expense	781,796	599,601
Net revenues	1,587,569	1,643,803

Non-interest expenses:
Compensation and benefits	849,570	899,727

Non-compensation expenses:
Floor brokerage and clearing fees	114,451	90,063
Technology and communications	160,815	145,458
Occupancy and equipment rental	58,287	49,584
Business development	66,904	84,500
Professional services	74,993	66,399
Underwriting costs	21,398	27,304
Other	23,428	36,165
Total non-compensation expenses	520,276	499,473
Total non-interest expenses	1,369,846	1,399,200
Earnings before income taxes	217,723	244,603
Income tax expense	61,539	207,414
Net earnings	156,184	37,189
Net earnings attributable to noncontrolling interests	283	3
Net earnings attributable to Jefferies Group LLC	$155,901	$37,186

Pre-tax operating margin	13.7%	14.9%
Effective tax rate (1)	28.3%	84.8%

(1)	The effective tax rate for the three months ended May 31, 2018 includes an estimated provisional tax charge of approximately $160 million as a result of the Tax Cuts and Jobs Act ("Tax Act").

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2019	February 28, 2019	May 31, 2018
Net Revenues by Source:
Equities	$206,083	$174,539	$175,083
Fixed income	173,253	196,759	119,987
Total sales and trading	379,336	371,298	295,070

Equity	108,022	51,337	107,553
Debt	151,511	53,777	175,762
Capital markets	259,533	105,114	283,315
Advisory	178,554	180,482	216,982
Other investment banking	9,634	(7,642)	6,065
Total investment banking	447,721	277,954	506,362

Other	32,218	8,995	9,861

Total Capital Markets (1) (2)	859,275	658,247	811,293

Asset management fees	4,550	6,669	6,016
Investment return (3) (4)	48,075	32,412	13,892
Allocated net interest (3) (5)	(10,049)	(11,610)	(8,644)
Total Asset Management	42,576	27,471	11,264

Net Revenues	$901,851	$685,718	$822,557

Other Data:
Number of trading days	64	59	64
Number of trading loss days	4	9	9

Average firmwide VaR (in millions) (6) (7)	$8.70	$9.06	$6.78

(1)	Includes net interest revenue (expense) of $16.4 million, $4.6 million and ($18.8) million for the quarters ended May 31, 2019, February 28, 2019 and May 31, 2018, respectively.
(2)
Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within our Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)
Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnote 4). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(4)	Includes net interest revenue (expense) of ($0.6) million, ($1.2) million and $0.6 million for the quarters ended May 31, 2019, February 28, 2019 and May 31, 2018, respectively.
(5)
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).

(6)
The quarters ended May 31, 2019 and February 28, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(7)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2019	May 31, 2018
Net Revenues by Source:
Equities	$380,622	$330,860
Fixed income	370,012	333,040
Total sales and trading	750,634	663,900

Equity	159,359	187,393
Debt	205,288	344,756
Capital markets	364,647	532,149
Advisory	359,036	408,139
Other investment banking	1,992	(153)
Total investment banking	725,675	940,135

Other	41,213	17,958

Total Capital Markets (1) (2)	1,517,522	1,621,993

Asset management fees	11,219	10,946
Investment return (3) (4)	80,487	26,271
Allocated net interest (3) (5)	(21,659)	(15,407)
Total Asset Management	70,047	21,810

Net Revenues	$1,587,569	$1,643,803

Other Data:
Number of trading days	123	124
Number of trading loss days	13	16

Average firmwide VaR (in millions) (6) (7)	$8.87	$6.55

(1)	Includes net interest revenue (expense) of $21.0 million and ($18.1) million for the six months ended May 31, 2019 and 2018, respectively.
(2)
Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within our Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.

(3)
Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnote 4). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.

(4)	Includes net interest expense of $1.7 million and $0.9 million for the six months ended May 31, 2019 and 2018, respectively.
(5)
Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 12).

(6)
The six months ended May 31, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(7)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2019	February 28, 2019	May 31, 2018
Financial position:
Total assets (1)	$42,818	$43,134	$41,123
Average total assets for the period (1)	$53,675	$52,934	$49,496
Average total assets less goodwill and intangible assets for the period (1)	$51,851	$51,109	$47,654

Cash and cash equivalents (1)	$4,213	$4,132	$4,580
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,701	$5,691	$5,881
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.3%	13.2%	14.3%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	13.9%	13.8%	15.0%

Financial instruments owned (1)	$16,096	$16,900	$15,706
Goodwill and intangible assets (1)	$1,818	$1,826	$1,835

Total equity (including noncontrolling interests) (1)	$6,179	$6,157	$5,544
Total Jefferies Group LLC member's equity (1)	$6,173	$6,151	$5,543
Tangible Jefferies Group LLC member's equity (1) (3)	$4,355	$4,326	$3,708

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4) (5)	$367	$395	$337
Level 3 financial instruments owned - % total assets (1) (4)	0.9%	0.9%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.3%	2.3%	2.1%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1) (4)	8.4%	9.1%	9.1%

Other data and financial ratios:
Total long-term capital (1) (6)	$11,444	$11,899	$11,971
Leverage ratio (1) (7)	6.9	7.0	7.4
Tangible gross leverage ratio (1) (8)	9.4	9.5	10.6

Number of trading days	64	59	64
Number of trading loss days	4	9	9
Average firmwide VaR (5) (9)	$8.70	$9.06	$6.78

Number of employees, at period end	3,656	3,613	3,438

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)
Amounts pertaining to May 31, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended May 31, 2019.

(2)
At May 31, 2019, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,175 million, in aggregate, and $313 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at February 28, 2019 were $1,194 million and $365 million, respectively, and at May 31, 2018, were $940 million and $361 million, respectively.

(3)
Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)
Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)
The quarters ended May 31, 2019 and February 28, 2019 information includes higher investments in certain separately managed accounts and funds, primarily due to the transfer of certain investments to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc.

(6)
At May 31, 2019, February 28, 2019 and May 31, 2018, total long-term capital includes Jefferies Group LLC's long-term debt of $5,265 million, $5,742 million and $6,428 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(7) Leverage ratio equals total assets divided by total equity.
(8)
Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)
VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Merchant Banking Net Asset Overview

As of May 31, 2019
($ Millions)
	Book Value	Estimated Fair Value (2)	Basis for Fair Value Estimate
Investments in Public Companies
Spectrum Brands	$399	$399	Mark-to-market (same for GAAP book value)
HomeFed	337	390	Mark-to-market (equity method for GAAP book value)
Other	259	259	Mark-to-market (same for GAAP book value)
Sub-Total	995	1,048

Investments in Private Companies
National Beef	661	903	Income approach and market comparable method
Linkem	202	600	Income approach, market comparable and market transaction method
Oil and Gas (Vitesse and JETX)	636	756	Income approach, market comparable and market transaction method
WeWork	269	269	Market transaction method and option pricing theory
Idaho Timber	83	165	Income approach, market comparable and market transaction method
Other (1)	542	660	Various
Sub-Total	2,393	3,353
Total Merchant Banking Business	$3,388	$4,401

(1)	Includes FXCM, Foursight, Golden Queen, M Science and various other investments.
(2)
The following table reconciles financial results reported in accordance with U.S. GAAP to non-GAAP financial results. The table above contains non-GAAP financial information to aid investors in viewing our businesses and investments through the eyes of management while facilitating a comparison across historical periods. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with U.S. GAAP.

Reconciliation of Book Value of Merchant Banking Investments to Estimated Fair Value
($ Millions)
	Book Value May 31, 2019	Fair Value Adjustments	Estimated Fair Value May 31, 2019
Investments in Public Companies
Spectrum Brands	$399	$—	$399
HomeFed	337	53	390
Other	259	—	259
Sub-Total	995	53	1,048

Investments in Private Companies
National Beef	661	242	903
Linkem	202	398	600
Oil and Gas (Vitesse and JETX)	636	120	756
WeWork	269	—	269
Idaho Timber	83	82	165
Other	542	118	660
Sub-Total	2,393	960	3,353
Total Merchant Banking Business	$3,388	$1,013	$4,401

Jefferies Financial Group Inc.
Non-GAAP Reconciliations

The following tables reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Jefferies Financial Group Net Income and Earnings Per Share GAAP Reconciliation

Reconciliation of Jefferies Financial Group net income to adjusted net income (a non-GAAP measure) and diluted earnings per share to adjusted diluted earnings per share (a non-GAAP measure) (in thousands, except per share amounts):

	Three months ended May 31, 2019	Six months ended May 31, 2019

Jefferies Financial Group net income (GAAP)	$670,764	$715,575
Accumulated other comprehensive income tax benefit	(544,583)	(544,583)
Jefferies Financial Group adjusted net income (non-GAAP)	$126,181	$170,992

Jefferies Financial Group diluted earnings per share (GAAP)	$2.14	$2.25
Accumulated other comprehensive income tax benefit	(1.73)	(1.71)
Jefferies Financial Group adjusted diluted earnings per share (non-GAAP)	$0.41	$0.54

Jefferies Financial Group Fully Diluted Shares Outstanding GAAP Reconciliation

Reconciliation of Jefferies Financial Group common shares outstanding to fully diluted shares outstanding (a non-GAAP measure) (in thousands of shares):

	May 31, 2019	December 31, 2017

Common shares outstanding (GAAP)	290,687	356,227
Restricted stock units	20,575	16,000
Other	909	887
Fully diluted shares outstanding (Non-GAAP)	312,171	373,114